Exhibit 99.1

NetScout Announces Preliminary Third Quarter Results; Raises Fiscal 2009 Guidance

WESTFORD, Mass.--(BUSINESS WIRE)--January 6, 2009--NetScout Systems, Inc. (NASDAQ: NTCT)

Q3 FY 2009
	GAAP	Non-GAAP
Estimated Revenue (millions)	$71 to $72	$73 to $74
Estimated Net Income per share	$0.16 to $0.18	$0.24 to $0.26
FY 2009 Guidance
	GAAP	Non-GAAP
Expected Revenue (millions)	$266 to $274	$278 to $286
Expected Net Income per share	$0.44 to $0.54	$0.81 to $0.91

NetScout Systems, Inc. (NASDAQ: NTCT), an industry pacesetter in advanced network and service assurance solutions, today announced preliminary results for the third quarter of fiscal year 2009, ended December 31, 2008, and raised guidance for fiscal year 2009.

For the third quarter, GAAP revenue is estimated to be in the range of $71 million to $72 million with GAAP net income per diluted share between $0.16 and $0.18. Non-GAAP revenue is expected to be in the range of $73 million to $74 million with non-GAAP net income per diluted share between $0.24 and $0.26. The third quarter fiscal year 2009 non-GAAP revenue estimate excludes the purchase accounting adjustment to fair value of approximately $2.1 million of Network General’s deferred revenue, and net income per diluted share estimate excludes the purchase accounting adjustment to fair value, share-based compensation expenses of approximately $1.2 million, amortization of acquired intangible assets of approximately $1.5 million, and integration expenses of approximately $350 thousand.

For the 2009 fiscal year ending March 31, NetScout is raising its outlook for GAAP revenue to a range of $266 million to $274 million with GAAP net income per diluted share between $0.44 and $0.54, and non-GAAP revenue to a range of $278 million to $286 million, with non-GAAP net income per diluted share between $0.81 and $0.91. Higher fiscal 2009 non-GAAP revenue estimate excludes the purchase accounting adjustment to fair value of approximately $11.8 million of Network General’s deferred revenue, and net income per diluted share estimate excludes the purchase accounting adjustment to fair value, share-based compensation expenses of approximately $4.8 million, amortization of acquired intangible assets of approximately $6 million, and integration expenses of approximately $1.7 million.

Based on this fiscal 2009 outlook, our expectations for the fiscal fourth quarter are for GAAP revenue of $66 million to $73 million and non-GAAP revenue of $67 million to $74 million. GAAP net income per diluted share for the fourth quarter is expected to be in the range of $0.12 to $0.20. Non-GAAP net income per diluted share is expected to be in the range of $0.18 to $0.26.

Stronger than expected bookings in the quarter were led by the telecommunications sector, driven primarily by stronger demand from wireless carriers. Intensifying competition among carriers to provide advanced data services to mobile devices is an increasingly robust source of growth for NetScout’s business. Financial services customer demand was comparable to prior years, with strong demand from electronic exchange and trading customers as well as legacy commercial banks offsetting almost negligible demand for new products from traditional investment banks. Bookings from the government and healthcare sectors were solid and buying from the energy sector strengthened. To date the economic downturn has not substantially impacted business from these major market sectors, which typically provide three fourths of our business.

“While we remain cautious about the effect on our customers of the turmoil in the financial markets and in the broader economy, we are encouraged that we have only seen a modest impact on our business. Demand for our market-leading management solution is growing among the most advanced users of large scale, performance sensitive infrastructures. We expect further strengthening in the wireless sector as we add carrier relevant functionality to our products at an increasing pace. We are also seeing a growing demand for our solutions in other vertical markets as our customers work to overcome the challenges of managing the modern IP network. Thanks to these dynamics, our visibility into the near term direction of our business remains strong. We are confident in our guidance for the balance of this fiscal year,” said Anil Singhal, President and CEO of NetScout Systems. “We look forward to providing more information about our third quarter performance in our scheduled earnings release and conference call on January 22, 2009. We anticipate providing fiscal 2010 guidance in our fourth quarter earnings conference call in April 2009 by which time calendar 2009 budgets will have been set by our large customers.”

Use of Non-GAAP Financial Information

To supplement the financial measures presented in the Company's press release in accordance with accounting principles generally accepted in the United States ("GAAP"), the Company also presents non-GAAP measures relating to revenue and net income per diluted share which were adjusted from amounts determined based on GAAP to exclude the purchase accounting adjustment representing the fair value of Network General’s deferred revenue, share-based compensation expenses, amortization of acquired intangible assets, integration expenses as well as the related income tax effects.

These non-GAAP measures are not in accordance with, and should not be considered an alternative for measures prepared in accordance with GAAP, and these non-GAAP measures may have limitations in that they do not reflect all of NetScout’s results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate NetScout’s results of operations in conjunction with the corresponding GAAP measures. The presentation of non-GAAP information is not meant to be considered superior to, in isolation from or as a substitute for results prepared in accordance with GAAP.

The Company believes these non-GAAP financial measures will enhance the reader’s overall understanding of NetScout’s current financial performance and the Company's prospects for the future by providing a higher degree of transparency for certain financial measures and providing a level of disclosure that helps investors understand how the Company plans and measures its own business. The Company believes that providing these non-GAAP measures affords investors a view of the Company’s operating results that may be more easily compared to peer companies and also enables investors to consider the Company’s operating results on both a GAAP and non-GAAP basis during the integration period of the Company’s acquisition of Network General. Presenting the GAAP measures on their own would not be indicative of the Company’s core operating results. Furthermore, NetScout believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures provide useful information to management and investors regarding present and future business trends relating to its financial conditions and results of operations.

About NetScout Systems

NetScout Systems, Inc. (NASDAQ: NTCT) has been an industry pacesetter for advanced network and service assurance solutions for over a decade, and counts the world’s largest enterprises, government agencies, and service providers among its customers. Enterprise and government IT organizations deploy NetScout's nGenius® Performance Management System to increase service levels to their users by reducing or preventing service disruptions. Service providers depend on NetScout’s proven IP performance management technology and expertise to protect the quality of their customers’ experience with IP-based services. NetScout is headquartered in Westford, Massachusetts and has offices worldwide. Further information is available at http://www.netscout.com.

Safe Harbor:

Forward-looking statements in this release are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934 and other federal securities laws. Investors are cautioned that statements in this press release, which are not strictly historical statements, including the plans, objectives and future financial performance of NetScout, constitute forward-looking statements which involve risks and uncertainties. Actual results could differ materially from the forward-looking statements. Risks and uncertainties which could cause actual results to differ include, without limitation, risks and uncertainties associated with slowdowns or downturns in economic conditions generally and in the market for advanced network and service assurance solutions specifically, the Company’s relationships with strategic partners, dependence upon broad-based acceptance of the Company’s network performance management solutions, the Company’s ability to achieve and maintain a high rate of growth, introduction and market acceptance of new products and product enhancements, the ability of the Company to take advantage of service provider opportunities, competitive pricing pressures, reliance on sole source suppliers, successful expansion and management of direct and indirect distribution channels and dependence on proprietary technology. For a more detailed description of the risk factors associated with the Company, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2008 and subsequent Quarterly Reports on Form 10-Q on file with the Securities and Exchange Commission. NetScout assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

©2008 NetScout Systems, Inc. All rights reserved. NetScout and the NetScout logo and nGenius are registered trademarks of NetScout Systems, Inc.

CONTACT:
NetScout Systems, Inc.
Catherine Taylor, 978-614-4286
Director of Investor Relations
IR@netscout.com